EXHIBIT 4.1


                                [EXECUTION COPY]


                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                     MASTER POOLING AND SERVICING AGREEMENT
                     (CIRCUIT CITY CREDIT CARD MASTER TRUST)


                  AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER POOLING AND SERVICING AGREEMENT, dated as of November 30, 2002 (this "Amendment"), among TYLER INTERNATIONAL FUNDING, INC., a Delaware corporation, as Transferor (in such capacity, the "Transferor"), FIRST NORTH AMERICAN NATIONAL BANK, a national banking association, as Servicer (in such capacity, the "Servicer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), a New York banking corporation, as Trustee (in such capacity, the "Trustee").


                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor, the Servicer and the Trustee are parties to an Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 (the "Agreement");

                  WHEREAS, Section 13.1(b) of the Agreement provides that the Servicer, the Transferor and the Trustee, without the consent of any of the Certificateholders, may amend the Agreement from time to time, subject to satisfaction of the conditions precedent set forth therein; and

                  WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:

                  Section 1. Definitions. All terms used in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

                  Section 2. Amendment of Section 1.1. Section 1.1 of the Agreement is hereby amended by deleting the definition of "Recoveries" in its entirety and by substituting the following therefor:

                            "Recoveries" shall mean all amounts (including Insurance Proceeds, if any) received by the Servicer with respect to Receivables in Defaulted Accounts (net of any post-charge off adjustments).

                  Section 3. Amendment of Exhibit L. Exhibit L to the Agreement is hereby amended by deleting such exhibit in its entirety and by replacing it with Exhibit L attached hereto.

                  Section 4. Incorporation of Agreement. The Agreement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

                  Section 5. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

                  Section 6. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS
LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                  IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                         TYLER INTERNATIONAL FUNDING, INC.,
                            as Transferor


                         By: /s/ Philip J. Dunn
                               Name: Philip J. Dunn
                               Title: Vice President


                         FIRST NORTH AMERICAN NATIONAL BANK,
                            as Servicer


                         By: /s/ Michael T. Chalifoux
                               Name: Michael T. Chalifoux
                               Title: President


                         DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as Trustee


                         By: /s/ Susan Barstock
                              Name: Susan Barstock
                              Title: Vice President